Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
On October 1, 2013, Pinnacle Foods Inc. (“Pinnacle”) acquired substantially all of the assets (the "Acquisition") of the Wish-Bone and Western Salad Dressing Business ("Wish-Bone") from Conopco, Inc., a New York corporation (“Unilever”), which is a subsidiary of Unilever PLC. The acquired portfolio includes a broad range of liquid and dry-mix salad dressing flavors under the Wish-Bone and Western brand names.
The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 30, 2012 gives effect to the Acquisition under the acquisition method of accounting as if had occured on December 26, 2011 (the first date of fiscal 2012) and combines the historical operating results of Pinnacle for the year ended December 30, 2012 with the historical revenues and direct expenses of the Wish-Bone Business for the twelve months ended December 31, 2012.
The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 29, 2013 gives effect to the Acquisition under the acquisition method of accounting as if had occured on December 26, 2011 (the first date of fiscal 2012) and combines the historical operating results of Pinnacle for the nine months ended September 29, 2013 with the historical revenues and direct expenses of the Wish-Bone Business for the nine months ended September 30, 2013.
The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the Acquisition and related financing as if they had occurred on September 29, 2013.
The Statements of Revenues and Direct Expenses include direct cost of production, marketing and distribution, including selling and direct overhead, depreciation and amortization, and all direct expenses incurred by Unilever on behalf of Wish-Bone. Certain other Unilever expenses and other income, such as corporate overhead, interest income, interest expense, and income taxes have been excluded from the statements of revenues and direct expenses. As a result, the Statement of Revenues and Direct Expenses are not indicative of the results of operations of Wish-Bone had the business been operated as a separate, stand-alone entity.
The Unaudited Pro Forma Condensed Consolidated Statements of Operations adjustments are based upon available information, the structure of the transactions and certain assumptions that we believe are reasonable under the circumstances. The unaudited Pro Forma Condensed Consolidated Statements of Operations are presented for illustrative purposes only and are not necessarily indicative of the results of operations that would have actually been reported had the Acquisition occurred as of December 26, 2011, or what results will be for any future period.
The preliminary allocation of the purchase price was based upon a preliminary estimate of fair value of assets acquired, including fixed assets, inventory, tradenames, distributor relationships and non-compete agreement. The estimated fair values were determined by management. Our estimates and assumptions are subject to change upon the finalization of appraisals, purchase price adjustments, and accounting for income taxes.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable and (3) with respect to the statement of operations, recurring in nature.
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Pinnacle included in Pinnacle’s prospectus filed with the SEC on March 28, 2013, quarterly report on Form 10-Q for the nine months ended September 29, 2013 and the historical Statement of Assets Acquired, the Statement of Revenues and Direct Expenses and related footnotes of Wish-Bone included herein. The unaudited pro forma financial statements do not reflect any operating efficiencies and cost savings that we may achieve with respect to the Acquisition. In connection with the Acquisition, Unilever agreed to continue to manufacture certain Wish-Bone products for approximately eighteen months following the consummation of the acquisition (with an option to extend for an additional six months) to enable Pinnacle to transition manufacturing of Wish-Bone into an existing Pinnacle facility.

PINNACLE FOODS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 30, 2012
(thousands, except per share data)

	Pinnacle	Wish-Bone	Adjustments		Pro forma Total
Net sales	$2,478,485	$192,196	$—		$2,670,681
Cost of products sold	1,893,936	122,244	2,131	(a)	2,018,311
Gross profit	584,549	69,952	(2,131)		652,370
Operating expenses
Marketing and selling expenses	169,736	16,657	—		186,393
Administrative expenses	89,414	—	—		89,414
Research and development expenses	12,031	—	—		12,031
Other expense (income), net	29,774	—	666	(b)	30,440
Total operating expenses	300,955	16,657	666		318,278
Earnings before interest and taxes	283,594	53,295	(2,797)		334,092
Interest expense	198,484	—	19,891	(c)	218,375
Interest income	110	—	—		110
Earnings before income taxes	85,220	53,295	(22,688)		115,827
Provision for income taxes	32,701		11,998	(d)	44,699
Net earnings	$52,519	$53,295	$(34,686)		$71,128

Net earnings per share
Basic	$0.65				$0.88
Weighted average shares outstanding- basic	81,231				81,231
Diluted	$0.61				$0.82
Weighted average shares outstanding- diluted	86,495				86,495
Dividends declared	$—				$—

See accompanying notes to unaudited pro forma condensed consolidated statements of operations

PINNACLE FOODS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 29, 2013
(thousands, except per share data)

	Pinnacle	Wish-Bone	Adjustments		Pro forma Total
Net sales	$1,754,480	$148,895	$—		$1,903,375
Cost of products sold	1,297,808	95,903	1,633	(a)	1,395,344
Gross profit	456,672	52,992	(1,633)		508,031
Operating expenses
Marketing and selling expenses	134,002	15,209	—		149,211
Administrative expenses	93,189	—	—		93,189
Research and development expenses	7,825	—	—		7,825
Other expense (income), net	45,096	—	500	(b)	45,596
Total operating expenses	280,112	15,209	500		295,821
Earnings before interest and taxes	176,560	37,783	(2,133)		212,210
Interest expense	107,878	—	14,918	(c)	122,796
Interest income	68	—	—		68
Earnings before income taxes	68,750	37,783	(17,051)		89,482
Provision for income taxes	35,108		8,106	(d)	43,214
Net earnings	$33,642	$37,783	$(25,157)		$46,268

Net earnings per share
Basic	$0.32				$0.45
Weighted average shares outstanding- basic	103,921				103,921
Diluted	$0.32				$0.44
Weighted average shares outstanding- diluted	105,978				105,978
Dividends declared	$0.36				$0.36

See accompanying notes to unaudited pro forma condensed consolidated statements of operations

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(thousands of dollars, except where noted in millions)

Pinnacle unaudited pro forma condensed consolidated statement of operations pro forma adjustments:

(a)	Reflects the following:

	Year ended	Nine months ended
	December 30, 2012	September 29, 2013
Depreciation adjustment (i)	$331	$283
Transition manufacturing agreement (ii)	1,800	1,350
	$2,131	$1,633

i.The elimination of historical depreciation expense incurred by Wish-Bone and reflects annual depreciation expense based on the preliminary allocation of the purchase price to the fair value of the assets acquired. Acquired fixed assets consist of machinery and equipment with useful lives averaging 21 months.

	Year ended	Nine months ended
	December 30, 2012	September 29, 2013
Depreciation expense based on the preliminary allocation of the purchase price	$2,857	$2,143
Historical depreciation expense included by the Wish-Bone Business	2,526	1,860
	$331	$283

The pro forma adjustment to depreciation expense reflects Pinnacle's preliminary allocation of purchase price to the fair value of the tangible assets acquired. If the final allocation of the purchase price were to result in an increase in the fair value of the fixed assets of 10% (approximately $500), Pinnacle estimates that depreciation expense would increase approximately $286 per year (based on the weighted average estimated useful life of approximately 21 months of such assets).

ii.
Pro forma charges from the transition manufacturing agreement were approximately $1.8 million and $1.4 million for the year ended December 30, 2012 and nine months ended September 29, 2013, respectively.

(b)
Increased Other expense is based upon Pinnacle's preliminary allocation of purchase price to $5.0 million of distributor relationships and $1.0 million to a non-compete agreement. Distributor relationships are being amortized over 30 years using the double declining balance method. This life was based on an attrition rate based on industry experience which management believes is appropriate in Pinnacle's circumstances. The non-compete is being amortized over 3 years, the contractual length of the agreement. The total adjustment to Other expense related to amortization was approximately $0.7 million and $0.5 million for the year ended December 30, 2012 and nine months ended September 29, 2013, respectively.

Pro forma depreciation and amortization expense for Wish-Bone was approximately $3.5 million and $2.6 million for the year ended December 30, 2012 and nine months ended September 29, 2013, respectively.

(c)	Increased interest expense is based upon the following pro forma amounts of debt giving effect to the financing of the Acquisition:

	Year ended	Nine months ended
	December 30, 2012	September 29, 2013
Term Loan (i)	$17,063	$12,797
Amortization of financing fees(ii)	2,828	2,121
Pro forma interest expense	$19,891	$14,918

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(thousands of dollars, except where noted in millions)

i.
Pursuant to the terms of Term Loan H, the interest rates on the term loan bear interest at the Eurodollar rate (which at no time shall be less than 0.75%) + 2.5%. The assumed interest rates for Term Loan H reflect the Eurodollar rate of 0.75%, the approximate average of the Eurodollar rate during all relevant periods. A change in the interest rate of one-eigth of one percent would change interest expense on Term Loan H by $656 annually. However, we have mitigated approximately 70% of this risk through the use of cash flow hedges of interest rate risk.

ii.
Deferred debt issue costs and original issue discount are amortized using the effective interest method over the life of the related debt. Total fees related to the debt issuance in connection with Term Loan H amounted to $18.4 million, including an original issue discount of approximately $8.5 million, with a weighted amortization period of 6.5 years for all items. This resulted in amortization of approximately $2.8 million for the year ended December 31, 2012 and $2.1 million for the nine months ended September 29, 2013, respectively.

(d)
Income  taxes are provided on the operating results of Wish-Bone, as adjusted,  at our statutory tax rate of 39.2% for the year ended December 31, 2012  and  39.1% for the nine months ended September 29, 2013.

PINNACLE FOODS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 29, 2013
(thousands, except share and per share data)

	Pinnacle	Wish-Bone	Adjustments		Pro forma total
Current assets:
Cash and cash equivalents	$110,403		$(72,399)	(a)	$38,004
Accounts receivable, net of allowances of $5,707	168,916		—		168,916
Inventories	394,328	15,428	1,572	(b)	411,328
Other current assets	7,266		—		7,266
Deferred tax assets	121,181				121,181
Total current assets	802,094	15,428	(70,827)		746,695
Plant assets, net of accumulated depreciation of $283,426	512,351	18,860	(13,860)	(b)	517,351
Tradenames	1,603,992		250,000	(b)	1,853,992
Other assets, net	161,423		15,851	(c)	177,274
Goodwill	1,441,495		297,000	(b)	1,738,495
Total assets	$4,521,355	$34,288	$478,164		$5,033,807

Current liabilities:
Short-term borrowings	$1,065		$—		$1,065
Current portion of long-term obligations	19,436		5,250	(a)	24,686
Accounts payable	180,055		—		180,055
Accrued trade marketing expense	38,920		—		38,920
Accrued liabilities	106,675		3,883	(a)	110,558
Dividends payable	21,354		—		21,354
Total current liabilities	367,505	—	9,133		376,638
Long-term debt	1,968,907		511,219	(a)	2,480,126
Pension and other postretirement benefits	93,090		—		93,090
Other long-term liabilities	24,802		—		24,802
Deferred tax liabilities	530,148		(3,089)	(a)	527,059
Total liabilities	2,984,452	—	517,263		3,501,715
Commitments and contingencies
Shareholders' equity:
Pinnacle preferred stock: $.01 per share, 50,000,000 shares authorized, none issued			—		—
Pinnacle common stock: par value $.01 per share, 200,000,000 shares authorized; issued and outstanding 117,220,795	1,172		—		1,172
Additional paid-in-capital	1,325,835		—		1,325,835
Retained earnings	244,410		(4,811)	(a)	239,599
Accumulated other comprehensive loss	(34,514)		—		(34,514)
Total shareholders' equity	1,536,903	—	(4,811)		1,532,092
Total liabilities and shareholders' equity	$4,521,355	$—	$512,452		$5,033,807
See accompanying notes to unaudited pro forma condensed consolidated balance sheet

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(thousands of dollars, except where noted in millions)

Pinnacle unaudited pro forma condensed consolidated balance sheet pro forma adjustments:

(a)	The following table sets forth the estimated sources and uses of cash in the Acquisition, assuming it had occurred on
September 29, 2013.

Sources:
Incremental term loan facility (i)	$525,000
Cash on hand	72,399
Accrued liabilities	3,883
$601,282
Uses:
Wish-Bone purchase price	$575,000
Transaction fees and expenses (ii)	26,282
$601,282

(i)
Reflects the incurrence of $525.0 million under the Term Loan H entered into at the closing of the Acquisition. Loans under the Term Loan H facility were issued at a 1.625% discount, with net proceeds to us of $516.5 million and will require scheduled quarterly payments of 0.25% of the original principal amount, with the balance payable in the final quarterly installment. On a pro forma basis as of September 29, 2013, the current portion of Term Loan H was $5.3 million.

(ii)	Reflects the fees and expenses associated with the Acquisition, as described in the table below:

Deferred financing costs:
Financing fees(i)	$18,179
Other financing costs(ii)	203
Total deferred financing costs	18,382

Costs to be expensed by PF:
Other transaction costs(ii)	7,900
Total transaction costs	$26,282

(i)	Reflects financing fees incurred in connection with Term Loan H. Includes original issue discount of $8.5 million.

(ii)
Represents estimated transaction costs, other than those included in (i) above, including fees attributable to professional advisers and other fees associated with the completion and integration of the Acquisition. The costs will result in a tax benefit of approximately $3.1 million.

(b)	Reflects the preliminary allocation of the purchase price to the estimated fair values of assets acquired:

Purchase Price of Wish-Bone	$575,000

Assets acquired:
Inventories (i)	17,000
Plant assets	5,000
Trade names (ii)	250,000
Distributor Relationships and Non-Compete (iii)	6,000
Goodwill	297,000
Total cost of Acquisition	$575,000

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(thousands of dollars, except where noted in millions)

(i)
Inventories acquired in the Acquisition were valued at estimated fair value (net realizable value, which is defined as estimated selling prices less the sum of costs of disposal and a reasonable profit allowance for the selling effort of the acquiring entity), which is approximately $3.6 million higher than historical manufacturing cost. Additionally, excludes approximately $2.0 million of certain inventories to conform with our accounting policies.

(ii)	We have assigned $250.0 million to the estimated value of the trade names acquired. The values of the trade names are not subject to amortization but are reviewed annually for impairment.

(iii)
Of the total intangible assets acquired, an estimated $5.0 million has been assigned to distributor relationships and $1.0 million to a non-compete agreement. See note (b) in the notes to the unaudited pro forma consolidated statement of operations for further details.

(c)	Other assets, net, consists of $9.9 million of deferred financing costs, $5.0 million of distributor relationships and $1.0 million for a non-compete agreement.